n e w s r e l e a s e

Exhibit 99.2

Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Third Quarter 2023 Financial Results;
Affirms Full Year 2023 Adjusted EPS Guidance

•Reports 3Q23 earnings per share (EPS) of $6.71 on a GAAP basis, Adjusted EPS of $7.78; reports YTD 2023 EPS of $24.26 on a GAAP basis, $26.10 on an Adjusted basis
◦Reflects outperformance in the company's Medicaid and Primary Care businesses along with a continued focus on driving sustainable operating efficiencies, offset by modestly higher than anticipated utilization in the Medicare Advantage business
•Revises FY 2023 EPS guidance to 'at least $26.31' on a GAAP basis, affirms FY 2023 Adjusted EPS of 'at least $28.25'
•Raises 2023 individual Medicare Advantage membership growth by 35,000 to 'approximately 860,000', or 19 percent growth over FY 2022 ending membership, meaningfully higher than industry growth
•Anticipates 2024 individual Medicare Advantage membership growth at or above industry growth level
•Achieves 94 percent of the company's Medicare Advantage members currently enrolled in 4-star and above contracts for 2024, an industry-leader among its publicly traded peers for the sixth consecutive year; 61 percent of members in 4.5 and 5-star contracts
LOUISVILLE, KY (November 1, 2023) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and diluted earnings per share (EPS) for the quarter ended September 30, 2023 (3Q23) versus the quarter ended September 30, 2022 (3Q22) and for the nine months ended September 30, 2023 (YTD 2023) versus the nine months ended September 30, 2022 (YTD 2022) as noted in the tables below.

Consolidated income before income taxes and equity in net earnings (pretax results) In millions	3Q23 (a)	3Q22 (a)	YTD 2023 (a)	YTD 2022 (a)
Generally Accepted Accounting Principles (GAAP)	$1,098	$1,297	$3,974	$3,639
Amortization associated with identifiable intangibles	17	25	51	61
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	35	13	141	(16)
Transaction and integration costs	—	17	(47)	70
Change in fair market value of publicly-traded equity securities	—	(51)	(1)	119
Impact of exit of employer group commercial medical products business	51	70	15	48
Accrued charge related to certain anticipated litigation expenses	15	—	105	—
Value creation initiatives	52	82	52	285
Gain on sale of Gentiva (formerly Kindred) Hospice	—	(240)	—	(240)
Adjusted (non-GAAP)	$1,268	$1,213	$4,290	$3,966

Diluted earnings per share (EPS)	3Q23 (a)	3Q22 (a)	YTD 2023 (a)	YTD 2022 (a)
GAAP	$6.71	$9.39	$24.26	$22.16
Amortization associated with identifiable intangibles	0.14	0.20	0.41	0.48
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.28	0.10	1.13	(0.13)
Transaction and integration costs	—	0.13	(0.38)	0.55
Change in fair market value of publicly-traded equity securities	—	(0.40)	(0.01)	0.94
Impact of exit of employer group commercial medical products business	0.42	0.55	0.12	0.37
Accrued charge related to certain anticipated litigation expenses	0.12	—	0.84	—
Value creation initiatives	0.42	0.65	0.42	2.24
Net gain on the sale of Gentiva (formerly Kindred) Hospice	—	(1.89)	—	(1.89)
Cumulative net tax impact of non-GAAP adjustments	(0.31)	(1.42)	(0.69)	(0.84)
Adjusted (non-GAAP)	$7.78	$7.31	$26.10	$23.88
For comparative purposes, the 3Q22 and YTD 2022 reconciliations noted in the preceding tables have been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. Additionally, 3Q22 and YTD 2022 per share impacts have been recast to disclose the pretax per share impact of each adjustment, followed by a cumulative net tax impact. Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.

“Our third quarter results reinforce Humana’s commitment to delivering strong earnings growth, especially considering the 19 percent increase in our individual Medicare Advantage membership which significantly outpaces the industry growth rate," said Bruce D. Broussard, Humana’s President and Chief Executive Officer. “Our results can be partially attributed to our team’s continued focus on advancing our CenterWell capabilities, driving durable productivity, and prioritizing quality. Our industry-leading Star Ratings for the sixth consecutive year, our strong Net Promoter Scores, and our numerous awards for customer experience are a testament to our commitment to the health, well-being, and satisfaction of our customers and to our being a trusted brand within the broker community. Our fundamentals are strong and we remain committed to our 2025 Adjusted EPS target of $37, reflecting a 14 percent compound annual growth rate from 2022 to 2025.”
Please refer to the tables above, as well as the consolidated and segment highlight sections that follow for additional discussion of the factors impacting the year-over-year comparisons.
In addition, a summary of key consolidated and segment statistics comparing 3Q23 to 3Q22 and YTD 2023 to YTD 2022 follows.
Prior period segment financial information has been recast to conform to Humana's recently revised segment presentation, as disclosed as part of the company's fourth quarter 2022 earnings release dated February 1, 2023.

Additionally, 3Q22 and YTD 2022 Adjusted metrics have also been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023.

Humana Inc. Summary of Results ($ in millions, except per share amounts)	3Q23 (a)	3Q22 (a)	YTD 2023 (a)	YTD 2022 (a)
CONSOLIDATED
Revenues	$26,423	$22,799	$79,912	$70,431
Revenues - Adjusted (non-GAAP)	$25,526	$21,600	$76,911	$67,001
Pretax results	$1,098	$1,297	$3,974	$3,639
Pretax results - Adjusted (non-GAAP)	$1,268	$1,213	$4,290	$3,966
EPS	$6.71	$9.39	$24.26	$22.16
EPS - Adjusted (non-GAAP)	$7.78	$7.31	$26.10	$23.88
Benefits expense ratio	86.6%	85.6%	86.2%	86.0%
Benefits expense ratio - Adjusted (non-GAAP)	86.4%	85.3%	86.1%	85.9%
Operating cost ratio	12.5%	13.5%	11.8%	13.0%
Operating cost ratio - Adjusted (non-GAAP)	12.0%	12.8%	11.3%	12.2%
Operating cash flows			$11,115	$9,714
Operating cash flows - Adjusted (non-GAAP) (b)			$4,042	$3,936
Parent company cash and short term investments			$518	$1,183
Debt-to-total capitalization			41.1%	39.4%
Days in Claims Payable (DCP)	43.1	46.2

INSURANCE SEGMENT
Revenues	$25,511	$21,743	$77,289	$67,242
Revenues - Adjusted (non-GAAP)	$24,614	$20,595	$74,289	$63,693
Benefits expense ratio	87.6%	85.8%	86.8%	86.3%
Benefits expense ratio - Adjusted (non-GAAP)	87.4%	85.5%	86.8%	86.2%
Operating cost ratio	10.4%	10.6%	9.9%	9.7%
Operating cost ratio - Adjusted (non-GAAP)	9.9%	10.1%	9.4%	9.2%
Income from operations	$722	$873	$3,080	$2,976
Income from operations - Adjusted (non-GAAP)	$794	$955	$3,217	$3,046

CENTERWELL SEGMENT
Revenues	$4,660	$4,274	$13,695	$13,166
Operating cost ratio	90.3%	92.0%	91.5%	91.2%
Income from operations	$400	$300	$1,017	$1,028
Income from operations - Adjusted (non-GAAP) (c)	$453	$345	$1,169	$1,164

Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

2023 Earnings Guidance
Humana revised its GAAP EPS guidance for the year ending December 31, 2023 (FY 2023) to 'at least $26.31' from 'at least $26.91', while affirming its Adjusted EPS guidance of 'at least $28.25'. The Adjusted EPS guidance reflects a $0.25 increase from the initial guidance of 'at least $28.00', issued as part of the company's fourth quarter 2022 earnings release.
Additional FY 2023 guidance points are included on page 19 of this earnings release.

Diluted earnings per common share	FY 2023 Guidance (d)	FY 2022
GAAP	at least $26.31	$22.08
Amortization of identifiable intangibles	0.53	0.64
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	1.13	0.53
Transaction and integration costs	(0.38)	0.83
Change in fair market value of publicly-traded equity securities	(0.01)	0.97
Impact of exit of employer group commercial medical products business	0.13	0.84
Accrued charge related to certain anticipated litigation expenses	0.84	—
Value creation initiatives	0.42	3.72
Net gain on the sale of Gentiva (formerly Kindred) Hospice	—	(1.86)
Cumulative net tax impact of non-GAAP adjustments	(0.72)	(1.87)
Adjusted (non-GAAP) – FY 2023 projected; FY 2022 reported	at least $28.25	$25.88
For comparative purposes, the FY 2022 reconciliation noted in the preceding table has been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.

CMS Star Ratings

As previously disclosed, in October 2023, the Centers for Medicare and Medicaid Services (CMS) published its updated Medicare Star Ratings for bonus year 2025 (plan year 2024). Humana has nearly 5.5 million members, or 94 percent of its existing Medicare Advantage membership, currently enrolled in plans rated 4-stars or above, with plans available in all 50 states and Puerto Rico. Four of Humana's contracts received a 5-star rating, covering approximately 790,000 members nationwide and more than doubling the number of members in 5-star plans in 2023. This contributes to the nearly 3.6 million, or 61 percent, of the company's Medicare Advantage members in plans rated 4.5 stars or higher.

About 97.5 percent of retirees in Humana's group Medicare Advantage rated plans remain in 4-star or above contracts for 2024.

Humana Consolidated Highlights

Humana Inc. Summary of Results ($ in millions, except per share amounts)	3Q23 (a)	3Q22 (a)	YTD 2023 (a)	YTD 2022 (a)
CONSOLIDATED
Revenues	$26,423	$22,799	$79,912	$70,431
Revenues - Adjusted (non-GAAP)	$25,526	$21,600	$76,911	$67,001
Pretax results	$1,098	$1,297	$3,974	$3,639
Pretax results - Adjusted (non-GAAP)	$1,268	$1,213	$4,290	$3,966
EPS	$6.71	$9.39	$24.26	$22.16
EPS - Adjusted (non-GAAP)	$7.78	$7.31	$26.10	$23.88
Benefits expense ratio	86.6%	85.6%	86.2%	86.0%
Benefits expense ratio - Adjusted (non-GAAP)	86.4%	85.3%	86.1%	85.9%
Operating cost ratio	12.5%	13.5%	11.8%	13.0%
Operating cost ratio - Adjusted (non-GAAP)	12.0%	12.8%	11.3%	12.2%
Operating cash flows			$11,115	$9,714
Operating cash flows - Adjusted (non-GAAP) (b)			$4,042	$3,936
Parent company cash and short term investments			$518	$1,183
Debt-to-total capitalization			41.1%	39.4%
Days in Claims Payable (DCP)	43.1	46.2
Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
Consolidated Revenues
The favorable year-over-year quarter and YTD GAAP consolidated revenues comparisons were primarily driven by the following factors:
•individual Medicare Advantage and state-based contracts membership growth and
•higher per member individual Medicare Advantage premiums.
These increases were partially offset by the following:
•the anticipated decline in year-over-year membership associated with the company's group commercial medical, group Medicare Advantage, and stand-alone PDP products and
•the impact of the divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice that was completed in August 2022, resulting in a partial quarter of revenues in 3Q22.
Additionally, the YTD GAAP comparison was negatively impacted by the phase-out of COVID-19 sequestration relief in 2022.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated revenues for the respective periods.

Consolidated Benefits Expense
The year-over-year quarterly and YTD increases in the GAAP ratios reflect the following factors:
•investments in the benefit design of the company's Medicare Advantage products for 2023,
•continuation of elevated Medicare Advantage utilization trends initially discussed in the second quarter of 2023, combined with higher COVID-19 admissions in 3Q23 without the offsetting impact of lower non-COVID care, and
•the impact of continued strong individual Medicare Advantage growth following the previous Annual Election Period (AEP), including a higher-than-expected proportion of age-ins, which typically have a higher benefits expense ratio initially than the average new member.
These increases were partially offset by the following:
•increased individual Medicare Advantage premiums and
•decreased average unit cost given the additional 20 percent payment on COVID-19 admissions during the Public Health Emergency (PHE), which ended May 11, 2023.
Additionally, the year-over-year YTD comparison was favorably impacted by higher favorable prior period medical claims reserve development (Prior Period Development).
Furthermore, the 3Q23 and YTD 2023 ratios continue to reflect a shift in line of business mix, with growth in individual Medicare Advantage and state-based contracts and other membership, which can carry a higher benefits expense ratio.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated benefits expense ratio for the respective periods.
Prior Period Medical Claims Reserve Development (Prior Period Development)

Consolidated Favorable Prior Period Development $ in millions Basis points (bps)	First Quarter	Second Quarter	Third Quarter	YTD
Prior Period Development from prior years recognized in 2023 (e)	$522	$232	$4	$758
Decrease to GAAP benefits expense ratio	(200 bps)	(90 bps)	(0 bps)	(100 bps)
Prior Period Development from prior years recognized in 2022 (e)	$360	$37	$7	$404
Decrease to GAAP benefits expense ratio	(160 bps)	(20 bps)	(0 bps)	(60 bps)
Consolidated Operating Expenses
The quarter and YTD decreases in the GAAP consolidated operating cost ratio from the respective periods in 2022 primarily related to the following:
•the divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice in August 2022; the business had a significantly higher operating cost ratio than the company's historical consolidated operating cost ratio,
•scale efficiencies associated with growth in the company's individual Medicare Advantage membership, and
•administrative cost efficiencies that resulted as part of the company's value creation initiatives, combined with a lesser impact from accelerated charges related to value creation initiatives in 3Q23 and YTD 2023 as compared to the respective periods in 2022; the impact of the charges was recorded at the corporate level and not allocated to the segments.
These factors were partially offset by the following:
•an increase in commissions for brokers related to the significant individual Medicare Advantage membership growth in 2023 and
•an accrual related to certain anticipated litigation expenses in the second and third quarters of 2023.
Additionally, the YTD GAAP comparison was negatively impacted by the phase-out of COVID-19 sequestration relief in 2022.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated operating cost ratio for the respective periods.
Balance sheet
•Days in claims payable (DCP) of 43.1 days at September 30, 2023 represented an increase of 0.5 days from 42.6 days at June 30, 2023, and a decrease of 3.1 days from 46.2 days at September 30, 2022.

The 3.1-day year-over-year decrease was primarily driven by lower reserve requirements in provider-capitation accruals due to lower performance-based payment expectations, coupled with shifting utilization patterns from inpatient to non-inpatient service settings resulting in faster claims completion which lowers incurred but not reported (IBNR) claims.
•Humana's debt-to-total capitalization at September 30, 2023 increased 10 basis points to 41.1 percent from 41.0 percent at June 30, 2023 primarily resulting from the impact of open market share repurchases, partially offset by 3Q23 net earnings.
Operating cash flows
YTD 2023 and YTD 2022 GAAP operating cash flows were significantly impacted by the timing of the monthly premium payment from CMS, with the company receiving the respective October Medicare premium payments early in September of each year. The company received its $7.1 billion October 2023 Medicare premium payment early in September 2023, while it received the October 2022 payment of $5.8 billion in September 2022. This resulted in ten payments being received in YTD 2023 and in YTD 2022.
In addition, the year-over-year comparison in operating cash flows further reflected higher earnings in YTD 2023 compared to YTD 2022.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) operating cash flows for the respective periods.
Shareholder dividend
On October 31, 2023, the company's Board of Directors declared a cash dividend of $0.885 per share payable on January 26, 2024 to stockholders of record on December 29, 2023.

Share repurchases

YTD 2023
Total number of shares repurchased	2,029,500
Average price paid per share	$478.20
Remaining repurchase authorization as of October 31, 2023	$1.9 billion
Under Rule 10b5-1, the company began initiating open market repurchases in March 2023 as part of the Board of Directors' February 2023 $3.0 billion stock repurchase authorization.
Humana’s Insurance Segment
This segment is comprised of insurance products serving Medicare and state-based contract beneficiaries, as well as individuals and employers. The segment also includes the company's Pharmacy Benefit Manager, or PBM, business.

Insurance Segment Results $ in millions	3Q23 (a)	3Q22 (a)	YTD 2023 (a)	YTD 2022 (a)
Revenues	$25,511	$21,743	$77,289	$67,242
Revenues - Adjusted (non-GAAP)	$24,614	$20,595	$74,289	$63,693
Benefits expense ratio	87.6%	85.8%	86.8%	86.3%
Benefits expense ratio - Adjusted (non-GAAP)	87.4%	85.5%	86.8%	86.2%
Operating cost ratio	10.4%	10.6%	9.9%	9.7%
Operating cost ratio - Adjusted (non-GAAP)	9.9%	10.1%	9.4%	9.2%
Income from operations	$722	$873	$3,080	$2,976
Income from operations - Adjusted (non-GAAP)	$794	$955	$3,217	$3,046
The Adjusted (non-GAAP) metrics represent the exclusion of the company's employer group commercial medical products business as a result of the company's announcement on February 23, 2023 to exit the business; 3Q22 and YTD 2022 Adjusted metrics have also been recast to exclude the impact of the exit. Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Insurance Segment Revenues
The year-over-year quarter and YTD increases in Insurance segment GAAP revenues primarily reflect the following items:
•individual Medicare Advantage and state-based contracts membership growth and
•higher per member individual Medicare Advantage premiums.
These factors were partially offset by the anticipated decline in year-over-year membership associated with the company's group commercial medical, group Medicare Advantage, and stand-alone PDP products.
Additionally, the YTD GAAP comparison was negatively impacted by the phase-out of COVID-19 sequestration relief in 2022.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) segment revenues for the respective periods.
Insurance Segment Benefits Expense
The year-over-year quarter and YTD increases in the segment's GAAP ratios from the respective periods in 2022 reflect the following:

•investments in the benefit design of the company's Medicare Advantage products for 2023,
•continuation of elevated Medicare Advantage utilization trends initially discussed in the second quarter of 2023, combined with higher COVID-19 admissions in 3Q23 without the offsetting impact of lower non-COVID care, and
•the impact of continued strong individual Medicare Advantage growth following the previous AEP, including a higher-than-expected proportion of age-ins, which typically have a higher benefits expense ratio initially than the average new member.
These increases were partially offset by the following:
•increased individual Medicare Advantage premiums and
•decreased average unit cost given the additional 20 percent payment on COVID-19 admissions during the PHE, which ended May 11, 2023.
Additionally, the year-over-year YTD comparison was favorably impacted by higher favorable Prior Period Development.
Furthermore, the 3Q23 and YTD 2023 ratios continue to reflect a shift in line of business mix within the segment, with growth in individual Medicare Advantage and state-based contracts and other membership, which can carry a higher benefits expense ratio.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) segment benefits expense ratio for the respective periods.
Insurance Segment Operating Costs
The decrease in the segment's 3Q23 operating cost ratio from 3Q22 primarily reflects the following:
•scale efficiencies associated with growth in the company's individual Medicare Advantage membership and
•administrative cost efficiencies that resulted as part of the company's value creation initiatives.
These factors were partially offset by the following:
•an increase in commissions for brokers related to the significant individual Medicare Advantage membership growth in 2023 and
•an accrual related to certain anticipated litigation expenses in 2023.
The slight year-over-year YTD increase primarily reflects the same factors impacting the quarterly comparison but with a net negative impact.
Additionally, the YTD GAAP comparison was negatively impacted by the phase-out of COVID-19 sequestration relief in 2022.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) segment operating costs ratio for the respective periods.

Insurance Segment Enrollment

in thousands				Year-over-Year Change		YTD Change
	September 30, 2023	September 30, 2022	December 31, 2022	Amount	Percent	Amount	Percent
Medical Membership:
Individual Medicare Advantage	5,374.4	4,564.2	4,565.6	810.2	17.8%	808.8	17.7%
Group Medicare Advantage	510.3	564.6	565.1	(54.3)	-9.6%	(54.8)	-9.7%
Total Medicare Advantage	5,884.7	5,128.8	5,130.7	755.9	14.7%	754.0	14.7%
Medicare stand-alone PDP	2,885.8	3,569.1	3,551.3	(683.3)	-19.1%	(665.5)	-18.7%
Total Medicare	8,770.5	8,697.9	8,682.0	72.6	0.8%	88.5	1.0%
State-based contracts and other	1,264.6	1,098.9	1,137.3	165.7	15.1%	127.3	11.2%
Medicare Supplement	299.4	316.5	313.6	(17.1)	-5.4%	(14.2)	-4.5%
Military	5,935.4	5,977.9	5,959.9	(42.5)	-0.7%	(24.5)	-0.4%
Total excluding employer group commercial medical	16,269.9	16,091.2	16,092.8	178.7	1.1%	177.1	1.1%
Fully-insured commercial medical	409.3	574.5	556.3	(165.2)	-28.8%	(147.0)	-26.4%
ASO commercial	284.3	438.6	430.1	(154.3)	-35.2%	(145.8)	-33.9%
Total employer group commercial medical	693.6	1,013.1	986.4	(319.5)	-31.5%	(292.8)	-29.7%
Total Medical Membership	16,963.5	17,104.3	17,079.2	(140.8)	-0.8%	(115.7)	-0.7%

Specialty Membership:
Dental—fully-insured	2,262.3	2,435.3	2,416.3	(173.0)	-7.1%	(154.0)	-6.4%
Dental—ASO	307.1	287.1	288.1	20.0	7.0%	19.0	6.6%
Total Dental	2,569.4	2,722.4	2,704.4	(153.0)	-5.6%	(135.0)	-5.0%
Vision	1,997.6	2,078.3	2,081.7	(80.7)	-3.9%	(84.1)	-4.0%
Other supplemental benefits	397.3	409.4	408.7	(12.1)	-3.0%	(11.4)	-2.8%
Total Specialty Membership (f)	4,964.3	5,210.1	5,194.8	(245.8)	-4.7%	(230.5)	-4.4%
Individual Medicare Advantage membership includes 868,000 Dual Eligible Special Need Plans (D-SNP) members as of September 30, 2023, a net increase of 201,000, or 30 percent, from 667,000 as of September 30, 2022, and up 199,100, or 30 percent, from 668,900 as of December 31, 2022.
State-based contracts and other membership as of September 30, 2023 reflects the impact of membership additions associated with the implementation of the Louisiana (effective January 2023) and Ohio contracts (effective February 2023), partially offset by ending the suspension of state eligibility redetermination efforts previously enacted as part of the PHE.

Humana’s CenterWell Segment
This segment includes pharmacy (excluding the PBM operations), primary care, and home solutions. The segment also includes the impact of non-consolidating minority interest investments related to the company's strategic partnerships with Welsh, Carson, Anderson & Stowe (WCAS) to develop and operate senior-focused, payor-agnostic, primary care centers, as well as the Gentiva (formerly Kindred) Hospice operations. Services offered by this segment are designed to enhance the overall healthcare experience. These services may lead to lower utilization associated with improved member health and/or lower drug costs.

CenterWell Segment Results $ in millions	3Q23	3Q22	YTD 2023	YTD 2022
Revenues	$4,660	$4,274	$13,695	$13,166
Operating cost ratio	90.3%	92.0%	91.5%	91.2%
Income from operations	$400	$300	$1,017	$1,028
Income from operations - Adjusted (non-GAAP) (c)	$453	$345	$1,169	$1,164
Refer to the "Footnotes" section included herein for further explanation on reasoning for Adjusted (non-GAAP) disclosures, as well as reconciliations.
CenterWell Segment Revenues
CenterWell segment revenues increased in 3Q23 and YTD 2023 compared to the respective periods in 2022; these increases were impacted by the following factors:
•the company's individual Medicare Advantage membership growth, which led to higher intersegment Pharmacy Solutions revenues,
•higher revenues associated with growth in the company's Primary Care business, and
•greater intersegment revenues associated with the Home Solutions business as a result of the expansion of the value-based care home model in 2023 compared to 2022.
These increases were partially offset by the divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice in August 2022, resulting in a partial quarter of revenues in 3Q22.
CenterWell Segment Operating Costs
The year-over-year decrease in the segment's 3Q23 operating cost ratio compared to the respective period in 2022 primarily resulted from the following factors:
•an improving ratio in the company's Primary Care business driven by year-over-year medical costs favorability and
•administrative cost efficiencies related to the Pharmacy Solutions business.
These factors were partially offset by the following:
•the previously discussed divestiture of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice operations, which had a lower operating cost ratio than other businesses within the segment,
•the expansion of the value-based care model within the Home Solutions business, which carries a higher operating cost ratio compared to the core fee-for-service business, along with growth in Medicare Advantage episodes in the core fee-for-service business, and
•continued investments within the Home Solutions business to abate the pressures of the current nursing labor environment.
The year-over-year YTD increase primarily reflects the same factors impacting the quarterly comparison but with a net negative impact.
See additional operational metrics for the CenterWell segment on pages S-14 through S-16 of the statistical supplement included in this earnings release.

Conference Call
Humana will host a conference call at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.
To participate via phone, please register in advance at this link - https://register.vevent.com/register/BId758ed43d68741ac92865ada642803d4 .

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID that can be used to access the call. A webcast of the 3Q23 earnings call may also be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast.
Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.
(a) For the periods covered in this earnings press release, the following items are excluded from the non-GAAP financial measures described above, as applicable:

•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations. The table below discloses respective period amortization expense for each segment.

	3Q23	3Q22	YTD 2023	YTD 2022
Insurance segment	$6	$12	$17	$22
CenterWell segment	$11	$13	$34	$39

•Put/call valuation adjustments associated with company’s non-consolidating minority interest investments - These amounts are the result of fair value measurements associated with our Primary Care Organization strategic partnership and are unrelated to the company's core business operations. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - The transaction and integration costs primarily relate to the acquisition of Kindred at Home in 2021 and the subsequent divestiture of Gentiva (formerly Kindred) Hospice in 2022. For YTD 2023, 3Q22, and YTD 2022, GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Impact of exit of employer group commercial medical products business - Prior period segment financial information has been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Accrued charge related to certain anticipated litigation expenses - This charge relates to certain anticipated expenses the company has accrued in connection with a legal matter. For 3Q23 and YTD 2023, GAAP measures affected include consolidated pretax results, EPS, the consolidated and Insurance segment operating cost ratios, and Insurance segment income from operations.
•Change in fair value of publicly-traded equity securities - These gains and losses are a result of market and economic conditions that are unrelated to the company's core business operations. For YTD 2023, 3Q22, and YTD 2022, GAAP measures affected include consolidated pretax results and EPS.
•Value creation initiatives - These charges relate to the company's ongoing initiative to drive additional value for the enterprise through cost saving, productivity initiatives, and value creation from previous investments, and primarily consist of asset impairment and severance charges. For all periods shown in this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Gain on sale of Gentiva (formerly Kindred) Hospice - This gain related to the sale of the company's 60 percent ownership of Gentiva Hospice. For 3Q22 and YTD 3Q22, GAAP measures affected include consolidated pretax results and EPS.
•Cumulative net tax impact of non-GAAP adjustments - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense related to the aforementioned items excluded from the applicable GAAP measures. For all periods presented in this earnings release, EPS is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

Revenues - CONSOLIDATED (in millions)	3Q23	3Q22	YTD 2023	YTD 2022
GAAP	$26,423	$22,799	$79,912	$70,431
Change in fair market value of publicly-traded equity securities	—	(51)	(1)	119
Impact of exit of employer group commercial medical products business	(897)	(1,148)	(3,000)	(3,549)
Adjusted (non-GAAP)	$25,526	$21,600	$76,911	$67,001

Revenues - INSURANCE SEGMENT (in millions)	3Q23	3Q22	YTD 2023	YTD 2022
GAAP	$25,511	$21,743	$77,289	$67,242
Impact of exit of employer group commercial medical products business	(897)	(1,148)	(3,000)	(3,549)
Adjusted (non-GAAP)	$24,614	$20,595	$74,289	$63,693

Benefit Expense Ratio

Benefit expense ratio - CONSOLIDATED	3Q23	3Q22	YTD 2023	YTD 2022
GAAP	86.6%	85.6%	86.2%	86.0%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.3)%	(0.1)%	(0.1)%
Adjusted (non-GAAP)	86.4%	85.3%	86.1%	85.9%

Benefit expense ratio - INSURANCE SEGMENT	3Q23	3Q22	YTD 2023	YTD 2022
GAAP	87.6%	85.8%	86.8%	86.3%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.3)%	—%	(0.1)%
Adjusted (non-GAAP)	87.4%	85.5%	86.8%	86.2%

Operating Cost Ratio

Operating cost ratio - CONSOLIDATED	3Q23	3Q22	YTD 2023	YTD 2022
GAAP	12.5%	13.5%	11.8%	13.0%
Transaction and integration costs	—%	—%	—%	(0.1)%
Impact of exit of employer group commercial medical products business	(0.3)%	(0.3)%	(0.3)%	(0.3)%
Accrued charge related to certain anticipated litigation expenses	—%	—%	(0.1)%	—%
Value creation initiatives	(0.2)%	(0.4)%	(0.1)%	(0.4)%
Adjusted (non-GAAP)	12.0%	12.8%	11.3%	12.2%

Operating cost ratio - INSURANCE SEGMENT	3Q23	3Q22	YTD 2023	YTD 2022
GAAP	10.4%	10.6%	9.9%	9.7%
Impact of exit of employer group commercial medical products business	(0.4)%	(0.5)%	(0.4)%	(0.5)%
Accrued charge related to certain anticipated litigation expenses	(0.1)%	—%	(0.1)%	—%
Adjusted (non-GAAP)	9.9%	10.1%	9.4%	9.2%

Insurance Segment Income from Operations

Income from operations - INSURANCE SEGMENT	3Q23	3Q22	YTD 2023	YTD 2022
GAAP	$722	$873	$3,080	$2,976
Amortization associated with identifiable intangibles	6	12	17	22
Impact of exit of employer group commercial medical products business	51	70	15	48
Accrued charge related to certain anticipated litigation expenses	15	—	105	—
Adjusted (non-GAAP)	$794	$955	$3,217	$3,046

(b) Generally, when the first day of a month falls on a weekend or holiday, with the exception of January 1 (New Year's Day), the company receives its monthly Medicare premium payment from CMS on the last business day of the previous month. On a GAAP basis, this can result in certain quarterly cash flows from operations including more or less than three monthly payments.
Consequently, when this occurs, the company reports Adjusted cash flows from operations to reflect three payments in each quarter to match the related expenses.

Net cash from operating activities (in millions)	YTD 2023	YTD 2022
GAAP	$11,115	$9,714
Timing of premium payment from CMS	(7,073)	(5,778)
Adjusted (non-GAAP)	$4,042	$3,936

(c) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations since such an adjustment is commonly utilized for valuation purposes within the healthcare delivery industry. Prior year presentation has been recast to conform to current year presentation.

Income from operations - CENTERWELL SEGMENT (in millions)	3Q23	3Q22	YTD 2023	YTD 2022
GAAP	$400	$300	$1,017	$1,028
Depreciation and amortization expense	53	45	152	136
Adjusted (non-GAAP)	$453	$345	$1,169	$1,164

(d) FY 2023 projected Adjusted results exclude the following:
•FY 2023 GAAP EPS excludes the YTD 2023 impact of fair value changes of the put/call options associated with Humana's non-consolidating minority interest investments as future value changes can not be estimated.
•The fair value of publicly-traded securities, their impact on GAAP EPS, and the related non-GAAP adjustment will fluctuate depending on the public trading value of the stock. The guidance set forth herein assumes no further change in the fair value of those investments, other than the YTD 2023 adjustment.
•Transaction and integration costs, the accrual related to certain anticipated litigation expenses, and value creation initiatives reflect the respective impact of YTD 2023 activity.

(e) Prior Period Development related to the employer group commercial business:

Favorable (unfavorable)	First Quarter	Second Quarter	Third Quarter	YTD
Prior Period Development from prior years recognized in 2023	$23	($20)	($2)	$1
Prior Period Development from prior years recognized in 2022	$32	($2)	($5)	$25

(f) The company provides a full range of insured specialty products including dental, vision, and life insurance benefits marketed to individuals and groups. Members included in these products may not be unique to each product since members have the ability to enroll in a medical product and one or more specialty products.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•If Humana fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
•The spread of, and response to, the novel coronavirus, or COVID-19, underscores certain risks Humana faces, including those discussed above, and the ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2022;
•Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023; and
•Form 8-Ks filed during 2023.
About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.

Humana Inc. Full Year 2023 Projections - As of November 1, 2023 in accordance with GAAP unless otherwise noted
	Current Guidance	Previous Guidance	Comments
Diluted earnings per common share
	GAAP: at least $26.31	GAAP: at least $26.91
	Non-GAAP: no change	Non-GAAP: at least $28.25

Total Revenues
Consolidated	GAAP: no change Non-GAAP: no change	GAAP: $104.4 billion to $106.4 billion Non-GAAP: $100.7 billion to $102.7 billion	Consolidated and segment level revenue projections include expected investment income.
Segment level revenues include amounts that eliminate in consolidation. The non-GAAP Consolidated and Insurance segment ranges exclude the impact of $3.7 billion related to the employer group commercial medical business.
Insurance segment	GAAP: no change Non-GAAP: no change	GAAP: $101.2 billion to $102.7 billion Non-GAAP: $97.5 billion to $99.0 billion
CenterWell segment	no change	GAAP: $18.0 billion to $18.5 billion

Change in year-end medical membership from prior year-end
Individual Medicare Advantage	Growth of approx. 860,000	Growth of approx. 825,000
Group Medicare Advantage	no change	Decline of approx. 60,000
Medicare stand-alone PDP	no change	Decline of approx. 700,000
State-based contracts	no change	Growth in range of 25,000 to 100,000	State-based contracts guidance includes membership in Florida, Illinois, Kentucky, Louisiana, Ohio, South Carolina, and Wisconsin.

Benefit Ratio Insurance segment	GAAP: approximately 87.5%	GAAP: 86.3% to 87.3%	Ratio calculation: benefits expense as a percent of premiums revenues. Humana does not anticipate an impact on the FY 2023 ratio as a result of the announcement to exit the employer group commercial medical business.

Operating Cost Ratio Consolidated	GAAP: no change Non-GAAP: no change	GAAP: 11.6% to 12.6% Non-GAAP: 11.3% to 12.3%	Ratio calculation: operating costs excluding depreciation and amortization as a percent of revenues excluding investment income. The non-GAAP range reflects the announced exit of the employer group commercial medical business.

Segment Results
Insurance segment income from operations	GAAP: approximately $3.25 billion	GAAP: $3.24 billion to $3.54 billion	No material impact to segment earnings anticipated from non-GAAP adjustments. CenterWell non-GAAP Income from Operations excludes impact of depreciation and amortization.
CenterWell segment Income from operations	GAAP: approximately $1.31 billion Non-GAAP: approximately $1.57 billion	GAAP: $1.10 billion to $1.25 billion Non-GAAP: $1.30 billion to $1.45 billion

Effective Tax Rate	no change	GAAP: 22.9% to 23.5%
Weighted Avg. Share Count for Diluted EPS	no change	Approximately 125.0 million
Cash flows from operations	no change	GAAP: ~$4.5 billion
Capital expenditures	GAAP: $1.0 billion	GAAP: $1.2 billion

Humana Inc.
Statistical Schedules
and
Supplementary Information
3Q23 Earnings Release

Humana Inc. Statistical Schedules and Supplementary Information 3Q23 Earnings Release

(S-3) - (S-4)	Consolidated Statements of Income
(S-5)	Consolidated Balance Sheets
(S-6)	Consolidated Statements of Cash Flows - YTD
(S-7) - (S-8)	Consolidating Statements of Income - Quarter
(S-9) - (S-10)	Consolidating Statements of Income - YTD
(S-11)	Membership Detail
(S-12) - (S-13)	Premiums and Services Revenue Detail
(S-14) - (S-16)	CenterWell Segment - Pharmacy Solutions, Primary Care, & Home Solutions
(S-17)	Footnotes

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the three months ended September 30,
			Dollar	Percentage
	2023	2022	Change	Change
Revenues:
Premiums	$25,099	$21,468	$3,631	16.9%
Services	1,016	1,159	(143)	-12.3%
Investment income	308	172	136	79.1%
Total revenues	26,423	22,799	3,624	15.9%
Operating expenses:
Benefits	21,745	18,384	3,361	18.3%
Operating costs	3,271	3,061	210	6.9%
Depreciation and amortization	201	182	19	10.4%
Total operating expenses	25,217	21,627	3,590	16.6%
Income from operations	1,206	1,172	34	2.9%
Gain on sale of Gentiva (formerly Kindred) Hospice	—	(240)	(240)	-100.0%
Interest expense	114	102	12	11.8%
Other (income) expense, net	(6)	13	19	146.2%
Earnings before income taxes and equity in net earnings	1,098	1,297	(199)	-15.3%
Provision from income taxes	256	107	149	139.3%
Equity in net (losses) earnings (A)	(12)	3	15	500.0%
Net income	830	1,193	(363)	-30.4%
Net loss attributable to noncontrolling interests	2	2	—	—%
Net income attributable to Humana	$832	$1,195	$(363)	-30.4%
Basic earnings per common share	$6.74	$9.45	$(2.71)	-28.7%
Diluted earnings per common share	$6.71	$9.39	$(2.68)	-28.5%
Shares used in computing basic earnings per common share (000’s)	123,426	126,572
Shares used in computing diluted earnings per common share (000’s)	123,983	127,356

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the nine months ended September 30,
			Dollar	Percentage
	2023	2022	Change	Change
Revenues:
Premiums	$76,144	$66,437	$9,707	14.6%
Services	2,993	3,772	(779)	-20.7%
Investment income	775	222	553	249.1%
Total revenues	79,912	70,431	9,481	13.5%
Operating expenses:
Benefits	65,612	57,108	8,504	14.9%
Operating costs	9,361	9,120	241	2.6%
Depreciation and amortization	578	527	51	9.7%
Total operating expenses	75,551	66,755	8,796	13.2%
Income from operations	4,361	3,676	685	18.6%
Gain on sale of Gentiva (formerly Kindred) Hospice	—	(240)	(240)	-100.0%
Interest expense	347	293	54	18.4%
Other expense (income), net	40	(16)	56	350.0%
Income before income taxes and equity in net earnings	3,974	3,639	335	9.2%
Provision for income taxes	911	820	91	11.1%
Equity in net (losses) earnings (A)	(39)	1	40	nm
Net income	3,024	2,820	204	7.2%
Net loss attributable to noncontrolling interests	6	1	5	500.0%
Net income attributable to Humana	$3,030	$2,821	$209	7.4%
Basic earnings per common share	$24.37	$22.27	$2.10	9.4%
Diluted earnings per common share	$24.26	$22.16	$2.10	9.5%
Shares used in computing basic earnings per common share (000’s)	124,335	126,678
Shares used in computing diluted earnings per common share (000’s)	124,885	127,305

nm = not meaningful

Humana Inc.
Consolidated Balance Sheets (Unaudited)
Dollars in millions, except share amounts

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$15,148	$5,061
Investment securities	15,145	13,881
Receivables, net	1,824	1,674
Other current assets	6,136	5,567
Total current assets	38,253	26,183
Property and equipment, net	3,342	3,221
Long-term investment securities	370	380
Equity method investments	762	749
Goodwill	9,540	9,142
Other long-term assets	3,638	3,380
Total assets	$55,905	$43,055
Liabilities and Stockholders’ Equity
Current liabilities:
Benefits payable	$10,196	$9,264
Trade accounts payable and accrued expenses	7,600	5,238
Book overdraft	246	298
Unearned revenues	7,536	286
Short-term debt	2,245	2,092
Total current liabilities	27,823	17,178
Long-term debt	9,483	9,034
Other long-term liabilities	1,595	1,473
Total liabilities	38,901	27,685
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	—	—
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 198,690,082 issued at September 30, 2023	33	33
Capital in excess of par value	3,362	3,246
Retained earnings	28,191	25,492
Accumulated other comprehensive loss	(1,503)	(1,304)
Treasury stock, at cost, 75,579,362 shares at September 30, 2023	(13,134)	(12,156)
Total stockholders’ equity	16,949	15,311
Noncontrolling interests	55	59
Total equity	17,004	15,370
Total liabilities and equity	$55,905	$43,055
Debt-to-total capitalization ratio	41.1%	42.0%

Humana Inc.
Consolidated Statements of Cash Flows (Unaudited) Dollars in millions

	For the nine months ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$3,024	$2,820
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of Gentiva (formerly Kindred) Hospice	—	(240)
Loss on investment securities, net	49	136
Equity in net losses (earnings)	39	(1)
Impairment of property and equipment	31	144
Depreciation	628	555
Amortization	51	73
Stock-based compensation	142	173
Deferred income taxes	—	(33)
Changes in operating assets and liabilities, net of effect of businesses acquired and dispositions:
Receivables	(126)	11
Other assets	(935)	(465)
Benefits payable	870	948
Other liabilities	39	(195)
Unearned revenues	7,250	5,758
Other, net	53	30
Net cash provided by operating activities	11,115	9,714
Cash flows from investing activities
Acquisitions, net of cash and cash equivalents acquired	(223)	(293)
Proceeds from sale of Gentiva (formerly Kindred) Hospice, net	—	2,708
Purchases of property and equipment, net	(721)	(862)
Purchases of investment securities	(3,366)	(4,740)
Maturities of investment securities	885	1,214
Proceeds from sales of investment securities	815	1,979
Net cash (used in) provided by investing activities	(2,610)	6
Cash flows from financing activities
Receipts from contract deposits, net	2,481	3,787
Proceeds from issuance of senior notes	1,215	744
Repayment of senior notes	(1,719)	—
Proceeds from the issuance (repayments) of commercial paper, net	1,618	(660)
Repayment of term loan	(500)	(2,000)
Debt issue costs	(4)	(2)
Change in book overdraft	(52)	(89)
Common stock repurchases	(1,002)	(1,032)
Dividends paid	(320)	(291)
Other	(135)	(13)
Net cash provided by financing activities	1,582	444
Increase in cash and cash equivalents	10,087	10,164
Cash and cash equivalents at beginning of period	5,061	3,394
Cash and cash equivalents at end of period	$15,148	$13,558

Humana Inc.
Consolidating Statements of Income—For the three months ended September 30, 2023 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$19,637	$—	$—	$19,637
Group Medicare Advantage	1,695	—	—	1,695
Medicare stand-alone PDP	493	—	—	493
Total Medicare	21,825	—	—	21,825
State-based contracts and other	1,995	—	—	1,995
Commercial fully-insured	842	—	—	842
Specialty benefits	252	—	—	252
Medicare Supplement	185	—	—	185
Total premiums	25,099	—	—	25,099
Services revenue:
Home solutions	—	342	—	342
Pharmacy solutions	—	203	—	203
Primary care	—	214	—	214
Military and other	202	—	—	202
Commercial ASO	55	—	—	55
Total services revenue	257	759	—	1,016
Total revenues—external customers	25,356	759	—	26,115
Intersegment revenues	1	3,901	(3,902)	—
Investment income	154	—	154	308
Total revenues	25,511	4,660	(3,748)	26,423
Operating expenses:
Benefits	21,976	—	(231)	21,745
Operating costs	2,634	4,207	(3,570)	3,271
Depreciation and amortization	179	53	(31)	201
Total operating expenses	24,789	4,260	(3,832)	25,217
Income from operations	$722	$400	$84	$1,206
Benefit ratio	87.6%			86.6%
Operating cost ratio	10.4%	90.3%		12.5%

Humana Inc.
Consolidating Statements of Income—For the three months ended September 30, 2022 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$16,007	$—	$—	$16,007
Group Medicare Advantage	1,792	—	—	1,792
Medicare stand-alone PDP	534	—	—	534
Total Medicare	18,333	—	—	18,333
State-based contracts and other	1,610	—	—	1,610
Commercial fully-insured	1,075	—	—	1,075
Specialty benefits	262	—	—	262
Medicare Supplement	188	—	—	188
Total premiums	21,468	—	—	21,468
Services revenue:
Home solutions	—	519	—	519
Pharmacy solutions	—	271	—	271
Primary care	—	159	—	159
Military and other	137	—	—	137
Commercial ASO	73	—	—	73
Total services revenue	210	949	—	1,159
Total revenues—external customers	21,678	949	—	22,627
Intersegment revenues	14	3,322	(3,336)	—
Investment income	51	3	118	172
Total revenues	21,743	4,274	(3,218)	22,799
Operating expenses:
Benefits	18,413	—	(29)	18,384
Operating costs	2,294	3,929	(3,162)	3,061
Depreciation and amortization	163	45	(26)	182
Total operating expenses	20,870	3,974	(3,217)	21,627
Income (loss) from operations	$873	$300	$(1)	$1,172
Benefit ratio	85.8%			85.6%
Operating cost ratio	10.6%	92.0%		13.5%

Humana Inc.
Consolidating Statements of Income—For the period ended September 30, 2023 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$59,195	$—	$—	$59,195
Group Medicare Advantage	5,192	—	—	5,192
Medicare stand-alone PDP	1,677	—	—	1,677
Total Medicare	66,064	—	—	66,064
State-based contracts and other	5,966	—	—	5,966
Commercial fully-insured	2,810	—	—	2,810
Specialty benefits	758	—	—	758
Medicare supplement	546	—	—	546
Total premiums	76,144	—	—	76,144
Services revenue:
Home solutions	—	997	—	997
Pharmacy solutions	—	661	—	661
Primary care	—	605	—	605
Military and other	540	—	—	540
Commercial ASO	190	—	—	190
Total services revenue	730	2,263	—	2,993
Total revenues—external customers	76,874	2,263	—	79,137
Intersegment revenues	30	11,432	(11,462)	—
Investment income	385	—	390	775
Total revenues	77,289	13,695	(11,072)	79,912
Operating expenses:
Benefits	66,096	—	(484)	65,612
Operating costs	7,597	12,526	(10,762)	9,361
Depreciation and amortization	516	152	(90)	578
Total operating expenses	74,209	12,678	(11,336)	75,551
Income from operations	$3,080	$1,017	$264	$4,361
Benefit ratio	86.8%			86.2%
Operating cost ratio	9.9%	91.5%		11.8%

Humana Inc.
Consolidating Statements of Income—For the period ended September 30, 2022 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$49,751	$—	$—	$49,751
Group Medicare Advantage	5,524	—	—	5,524
Medicare stand-alone PDP	1,779	—	—	1,779
Total Medicare	57,054	—	—	57,054
State-based contracts and other	4,720	—	—	4,720
Commercial fully-insured	3,324	—	—	3,324
Specialty benefits	784	—	—	784
Medicare supplement	555	—	—	555
Total premiums	66,437	—	—	66,437
Services revenue:
Home solutions	—	1,997	—	1,997
Pharmacy solutions	—	746	—	746
Primary care	—	409	—	409
Military and other	395	—	—	395
Commercial ASO	225	—	—	225
Total services revenue	620	3,152	—	3,772
Total revenues—external customers	67,057	3,152	—	70,209
Intersegment revenues	42	10,008	(10,050)	—
Investment income	143	6	73	222
Total revenues	67,242	13,166	(9,977)	70,431
Operating expenses:
Benefits	57,311	—	(203)	57,108
Operating costs	6,486	12,002	(9,368)	9,120
Depreciation and amortization	469	136	(78)	527
Total operating expenses	64,266	12,138	(9,649)	66,755
Income (loss) from operations	$2,976	$1,028	$(328)	$3,676
Benefit ratio	86.3%			86.0%
Operating cost ratio	9.7%	91.2%		13.0%

Humana Inc.
Membership Detail (Unaudited)
In thousands

				Year-over-Year Change			YTD Change
	September 30, 2023	Average 3Q23	September 30, 2022	Amount	Percent	December 31, 2022	Amount	Percent
Medical Membership:
Individual Medicare Advantage	5,374.4	5,339.4	4,564.2	810.2	17.8%	4,565.6	808.8	17.7%
Group Medicare Advantage	510.3	510.0	564.6	(54.3)	-9.6%	565.1	(54.8)	-9.7%
Total Medicare Advantage	5,884.7	5,849.4	5,128.8	755.9	14.7%	5,130.7	754.0	14.7%
Medicare stand-alone PDP	2,885.8	2,893.6	3,569.1	(683.3)	-19.1%	3,551.3	(665.5)	-18.7%
Total Medicare	8,770.5	8,743.0	8,697.9	72.6	0.8%	8,682.0	88.5	1.0%
State-based contracts and other	1,264.6	1,289.2	1,098.9	165.7	15.1%	1,137.3	127.3	11.2%
Medicare supplement	299.4	297.5	316.5	(17.1)	-5.4%	313.6	(14.2)	-4.5%
Military	5,935.4	5,935.1	5,977.9	(42.5)	-0.7%	5,959.9	(24.5)	-0.4%
Total excluding employer group commercial medical	16,269.9	16,264.8	16,091.2	178.7	1.1%	16,092.8	177.1	1.1%
Fully-insured commercial medical	409.3	426.2	574.5	(165.2)	-28.8%	556.3	(147.0)	-26.4%
ASO commercial	284.3	290.4	438.6	(154.3)	-35.2%	430.1	(145.8)	-33.9%
Total employer group commercial medical	693.6	716.6	1,013.1	(319.5)	-31.5%	986.4	(292.8)	-29.7%
Total Medical Membership	16,963.5	16,981.4	17,104.3	(140.8)	-0.8%	17,079.2	(115.7)	-0.7%

Specialty Membership:
Dental—fully-insured (B)	2,262.3	2,268.1	2,435.3	(173.0)	-7.1%	2,416.3	(154.0)	-6.4%
Dental—ASO	307.1	307.9	287.1	20.0	7.0%	288.1	19.0	6.6%
Total Dental	2,569.4	2,576.0	2,722.4	(153.0)	-5.6%	2,704.4	(135.0)	-5.0%
Vision	1,997.6	2,006.4	2,078.3	(80.7)	-3.9%	2,081.7	(84.1)	-4.0%
Other supplemental benefits	397.3	400.0	409.4	(12.1)	-3.0%	408.7	(11.4)	-2.8%
Total Specialty Membership	4,964.3	4,982.4	5,210.1	(245.8)	-4.7%	5,194.8	(230.5)	-4.4%

	September 30, 2023	Member Mix September 30, 2023	September 30, 2022	Member Mix September 30, 2022
Individual Medicare Advantage Membership
HMO	2,849.0	53%	2,620.8	57%
PPO/PFFS	2,525.4	47%	1,943.4	43%
Total Individual Medicare Advantage	5,374.4	100%	4,564.2	100%
Individual Medicare Advantage Membership
Shared Risk (C)	1,890.0	35%	1,558.3	34%
Path to Risk (D)	1,837.5	34%	1,586.9	35%
Total Value-based	3,727.5	69%	3,145.2	69%
Other	1,646.9	31%	1,419.0	31%
Total Individual Medicare Advantage	5,374.4	100%	4,564.2	100%

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month; includes intersegment revenues

	For the three months ended September 30,				Per Member per Month (I) For the three months ended September 30,
			Dollar	Percentage
	2023	2022	Change	Change	2023	2022

Insurance
Individual Medicare Advantage	$19,637	$16,007	$3,630	22.7%	$1,226	$1,169
Group Medicare Advantage	1,695	1,792	(97)	-5.4%	1,108	1,059
Medicare stand-alone PDP	493	534	(41)	-7.7%	57	50
State-based contracts and other (E)	1,995	1,610	385	23.9%	464	438
Fully-insured commercial medical (F)	842	1,075	(233)	-21.7%	564	523
Specialty benefits (G)	252	262	(10)	-3.8%	18	18
Medicare Supplement	185	188	(3)	-1.6%	207	198
Military and other (H)	203	151	52	34.4%
Commercial ASO	55	73	(18)	-24.7%
Total	25,357	21,692	3,665	16.9%

CenterWell
Pharmacy solutions	2,797	2,730	67	2.5%
Primary care	1,068	896	172	19.2%
Home solutions	795	645	150	23.3%
Total	4,660	4,271	389	9.1%

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month; includes intersegment revenues

	For the nine months ended September 30,				Per Member per Month (I) For the nine months ended September 30,
			Dollar	Percentage
	2023	2022	Change	Change	2023	2022

Insurance
Individual Medicare Advantage	$59,195	$49,751	$9,444	19.0%	$1,259	$1,215
Group Medicare Advantage	5,192	5,524	(332)	-6.0%	1,129	1,090
Medicare stand-alone PDP	1,677	1,779	(102)	-5.7%	63	55
State-based contracts and other (E)	5,966	4,720	1,246	26.4%	449	448
Fully-insured commercial medical (F)	2,810	3,324	(514)	-15.5%	552	518
Specialty benefits (G)	758	784	(26)	-3.3%	18	18
Medicare Supplement	546	555	(9)	-1.6%	205	194
Military and other (H)	570	437	133	30.4%
Commercial ASO	190	225	(35)	-15.6%
Total	76,904	67,099	9,805	14.6%

CenterWell
Pharmacy solutions	8,509	8,140	369	4.5%
Primary care	3,101	2,671	430	16.1%
Home solutions	2,085	2,349	(264)	-11.2%
Total	13,695	13,160	535	4.1%

Humana Inc.
CenterWell Segment - Pharmacy Solutions (Unaudited)

	For the three months ended September 30, 2023	For the three months ended September 30, 2022	Year-over-Year Change	For the three months ended June 30, 2023	Sequential Change

Generic Dispense Rate
Total Medicare	91.8%	91.7%	0.1%	91.8%	—%

Mail-Order Penetration
Total Medicare	29.6%	30.6%	-1.0%	29.9%	-0.3%

	For the nine months ended September 30, 2023	For the nine months ended September 30, 2022	Year-over-Year Change

Generic Dispense Rate
Total Medicare	91.4%	91.7%	-0.3%

Mail-Order Penetration
Total Medicare	30.0%	30.5%	-0.5%

Humana Inc.
CenterWell Segment - Primary Care (J) (Unaudited)

	As of September 30, 2023			As of September 30, 2022			Year-over-Year Growth
		Primary			Primary			Primary
	Center	Care	Patients	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served (K)	Count	Providers	Served
De novo	100	268	36,400	42	92	17,500	138.1%	191.3%	108.0%
Wholly-owned	196	614	187,200	180	563	164,600	8.9%	9.1%	13.7%
Independent Physician Associations			61,100			60,600			0.8%
	296	882	284,700	222	655	242,700	33.3%	34.7%	17.3%

	As of December 31, 2022			YTD Growth
		Primary			Primary
	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served
De novo	50	104	19,300	100.0%	157.7%	88.6%
Wholly-owned	185	567	171,900	5.9%	8.3%	8.9%
Independent Physician Associations			56,700			7.8%
	235	671	247,900	26.0%	31.4%	14.8%

Humana Inc.
CenterWell Segment - Home Solutions (Unaudited)

	For the three months ended September 30, 2023	For the three months ended September 30, 2022	Year-over-Year Growth

Episodic Admissions (L)	76,270	69,017	10.5%
Total Admissions - Same Store (M)	92,030	88,776	3.7%

	For the nine months ended September 30, 2023	For the nine months ended September 30, 2022	Year-over-Year Growth

Episodic Admissions (L)	225,721	207,939	8.6%
Total Admissions - Same Store (M)	280,401	266,876	5.1%

	September 30, 2023	September 30, 2022	Year-over-Year Growth
Members covered by a value-based home care model (N)	841,500	327,700	156.8%

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
3Q23 Earnings Release

A.Net earnings (losses) associated with the company's non-consolidated minority interest investments.
B.Fully-insured dental membership as reported does not include Humana members that have a Medicare Advantage plan that includes an embedded dental benefit.
C.In certain circumstances, the company contracts with providers to accept financial risk for a defined set of Medicare Advantage membership. In transferring this risk, the company prepays these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their Medicare Advantage members assigned or attributed to their provider panel, including some health benefit administrative functions and claims processing. For these capitated Shared Risk arrangements, the company generally agrees to payment rates that target a benefit expense ratio. The result is a high level of engagement on the part of the provider.
D.A Path to Risk provider is one who has a high level of engagement and participates in one of Humana’s pay-for-performance programs (Model Practice or Medical Home) or has a risk contract in place with a trigger (future date or membership threshold) which has not yet been met. In addition to earning incentives, these providers may also have a shared savings component by which they can share in achieved surpluses when the actual cost of the medical services provided to patients assigned or attributed to their panel is less than the agreed upon medical expense target.
E.Per Member per Month (PMPM) shown reflects only Medicaid premiums and average Medicaid membership for the period. Excludes impact of dual-eligible demonstration premiums and members.
F.Fully-insured commercial medical premiums also include stop-loss premiums associated with the commercial ASO product; for purposes of the PMPM metric, the commercial ASO stop-loss premiums have been excluded.
G.Specialty per member per month is computed based on reported specialty premiums and average fully-insured specialty membership for the period.
H.The amounts primarily reflect services revenues under the TRICARE East Region contract that generally are contracted on a per-member basis.
I.Computed based on average membership for the period (i.e. monthly ending membership during the period divided by the number of months in the period).
J.De novo refers to all new centers opened or acquired since 2020 under a WCAS joint venture. Wholly-owned refers to all centers outside a WCAS joint venture.
K.Represents Medicare Advantage (MA) risk, MA path to risk, MA value-based, Direct Contracting Entity, and Accountable Care Organization patients.
L.Reflects patient admissions under the Patient Driven Groupings Model (PDGM) payment model.
M.Reflects all patient admissions regardless of reimbursement model. Same store is defined as care centers that have been owned and operated at least the last twelve months and startups that are an expansion of a same store care center.
N.Members covered under the full value-based home model, which coordinates care and optimizes spend across home health, DME, and infusion provider categories.